SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                            C U R R E N T   R E P O R T

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                                  January 23, 1996
                  Date of Report (Date Of Earliest Event Reported)

                              FIRST INTERSTATE BANCORP
          (Exact Name Of Registrant As Specified In Its Charter)

                                      Delaware
                   (State Or Other Jurisdiction Of Incorporation)

                  1-4114                          95-1418530
          (Commission File Number)      (IRS Employer Identification No.)

                             633 West Fifth Street
                         Los Angeles, California  90071
          (Address Of Principal Executive Offices)       (Zip Code)

                                 (213) 614-3001
                (Registrant's Telephone Number, including Area Code)

                                 NOT APPLICABLE
           (Former Name Or Former Address, If Changed Since Last Report)


          ITEM 5.  OTHER EVENTS.

                    On January 23, 1996, First Interstate Bancorp ("First Interstate") and Wells Fargo & Company ("Wells") entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for, among other things, the merger (the "Merger") of First Interstate with and into Wells, with Wells surviving the Merger. The Merger is expected to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

                    Pursuant to the Merger Agreement, each share of the common stock, par value $2.00 per share (the "First Interstate Common Stock"), of First Interstate outstanding on the date of the Merger (excluding shares of First Interstate Common Stock held by First Interstate as treasury stock or shares held by First Interstate or Wells or any of their subsidiaries, but including shares of First Interstate Common Stock (i) held directly or indirectly by Wells or First Interstate or any of their respective subsidiaries in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties or
          (ii) held by Wells or First Interstate or any of their respective subsidiaries in respect of a debt previously contracted), together with the common stock purchase rights attached thereto, will be converted into two-thirds of a share of the common stock, par value $5.00 per share, of Wells ("Wells Common Stock"). No fractional shares of Wells Common Stock will be issued in the Merger, and First Interstate's stockholders who otherwise would be entitled to receive a fractional share of Wells Common Stock will receive a cash payment in lieu thereof.

                    In addition, pursuant to the Merger Agreement, each share of the 9.875% preferred stock, Series F, and each share of the 9.0% preferred stock, Series G, of First Interstate (collectively, the "First Interstate Preferred Stock") outstanding on the date of the Merger will be converted into one share of 9.875% preferred stock and 9.0% preferred stock, respectively, of Wells (the "New Preferred Stock") with substantially the same terms as the corresponding series of First Interstate Preferred Stock.

                    Consummation of the Merger is subject to certain conditions, including, but not limited to, approval of the Merger by the holders of a majority of the outstanding shares of the First Interstate Common Stock and Wells Common Stock and the receipt of all required regulatory approvals without the imposition of any condition or requirement which the Board of Directors of First Interstate or Wells reasonably determines in good faith would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement to Wells and its stockholders or First Interstate and its stockholders, as the case may be, as to render inadvisable the consummation of the Merger.

                    Following the Merger, Wells' Board of Directors will be expanded by up to seven seats to be filled by persons serving as directors of First Interstate immediately prior to the Merger, and such persons will be selected jointly by the Board of Directors of First Interstate and Wells. Wells' Board of Directors may be expanded by fewer than seven seats if there are fewer than seven members of First Interstate's Board of Directors at the effective time of the Merger who choose
          to serve on Wells' Board.   In addition, following the
          Merger, Wells will maintain corporate headquarters in each of San Francisco, California and Los Angeles, California, and one or more of the senior corporate officers of Wells will be based in Los Angeles.

                    As a further condition to the execution and delivery of the Merger Agreement, First Interstate and Wells executed and delivered to each other transaction termination fee letter agreements, each dated as of January 23, 1996 (collectively, the "Fee Letters"). Pursuant to the Fee Letters, First Interstate and Wells each agreed to pay the other party, subject to certain conditions, a cash fee of $50 million in the event the Merger Agreement is terminated and certain initial triggering events (described therein) occur prior to or concurrently with such termination. In addition, First Interstate and Wells each also agreed, subject to certain conditions, to pay a $150 million cash fee (less any amount paid as described in the preceding sentence) if certain subsequent events (described therein) occur within 18 months of the termination of the Merger Agreement. Notwithstanding the above, First Interstate will not be obligated to make any such payment as a result of any action taken by First Bank System, Inc. ("FBS"), prior to, on or after the date of the Merger Agreement with respect to a merger or similar business combination involving First Interstate and FBS in which the holders of First Interstate Common Stock would receive, for each such share, solely 2.60 or less shares of the common stock of FBS (together with cash in lieu of fractional shares).

                    In addition, on January 23, 1996, First
          Interstate, Wells, FBS and Eleven Acquisition Corp., a wholly-owned subsidiary of FBS ("Acquisition"), entered into an agreement (the "Settlement Agreement") providing for certain payments from First Interstate to FBS in consideration of (i) the satisfaction and release of all claims in connection with litigation, regulatory filings or administrative protests that each of First Interstate, Wells, FBS or Acquisition, may have against one another;
          (ii) the termination of that certain Agreement and Plan of Merger, dated November 5, 1995, by and among First Interstate, FBS and Acquisition (relating to the earlier proposed merger of First Interstate and FBS); and (iii) the termination of that certain Stock Option Agreement and that certain Termination Fee Letter delivered by First Interstate to FBS, both dated as of November 5, 1995. Pursuant to the Settlement Agreement, First Interstate agreed to pay FBS $125,000,000 in cash on January 24, 1996 and to pay an additional $75,000,000 upon consummation of the Merger.

                    The Merger Agreement, the Fee Letters and the Settlement Agreement are attached hereto as exhibits and incorporated herein by reference in their entirety. The foregoing summaries of the Merger Agreement, the Fee Letters and the Settlement Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

          ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

               (c)  Exhibits

                    The following Exhibits are filed with this Current Report on Form 8-K:

          Exhibit
          Number                   Description

           2.1 Agreement and Plan of Merger, dated as of January 23, 1996, by and between First
                         Interstate Bancorp and Wells Fargo &
                         Company.

           2.2 Letter Agreement, dated as of January 23, 1996, by and between First Interstate
                         Bancorp and Wells Fargo & Company.

           2.3 Letter Agreement, dated as of January 23, 1996, by and between Wells Fargo & Company and First Interstate Bancorp.

           2.4 Settlement Agreement, dated as of January 23, 1996, among First Bank System, Inc.,
                         Eleven Acquisition Corp., First Interstate
                         Bancorp and Wells Fargo & Company.


                                  SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

          Dated:  January 30, 1996

                                   FIRST INTERSTATE BANCORP

                                   By: /s/ William J. Bogaard
                                   Name:   William J. Bogaard
                                   Title:  Executive Vice President
                                           and General Counsel



                                EXHIBIT INDEX

          Exhibit
          Number              Description

            2.1 Agreement and Plan of Merger, dated as of January 23, 1996, by and between First
                         Interstate Bancorp and Wells Fargo &
                         Company.

            2.2 Letter Agreement, dated as of January 23, 1996, by and between First Interstate
                         Bancorp and Wells Fargo & Company.

            2.3 Letter Agreement, dated as of January 23, 1996, by and between Wells Fargo & Company and First Interstate Bancorp.

            2.4 Settlement Agreement, dated as of January 23, 1996, among First Bank System, Inc.,
                         Eleven Acquisition Corp., First Interstate
                         Bancorp and Wells Fargo & Company.